EXHIBIT 99.7

PLEASE DETACH CONSENT FORM HERE

CNL INCOME FUND         , LTD.

THIS CONSENT IS SOLICITED BY CNL INCOME FUND         , LTD. WHEN THIS CONSENT FORM IS PROPERLY EXECUTED, THE UNITS REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF A PROPERLY EXECUTED CONSENT FORM IS RETURNED WITHOUT ANY VOTE BEING SPECIFIED, THE UNITS REPRESENTED HEREBY WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSALS.

If you have any questions, please call D.F. King & Co., Inc. at [insert telephone number for solicitation agent].

THIS CONSENT IS CONTINUED ON THE REVERSE SIDE

☒    Please mark

vote as in

this example

The undersigned, a limited partner of CNL Income Fund     , Ltd., a Florida limited partnership, does hereby consent, with respect to all units owned by the undersigned, as follows:

1.	APPROVAL of Proposal One to approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2004, among U.S. Restaurant Properties, Inc., a wholly owned subsidiary of the operating partnership of U.S. Restaurant Properties, Inc. and and CNL Income Fund , Ltd., the other transactions contemplated thereby and the merger.	☐ FOR	☐ AGAINST	☐ ABSTAIN

[2.	APPROVAL of Proposal Two to approve an amendment to the Amended and Restated Agreement of Limited Partnership of CNL Income Fund , Ltd. to eliminate provisions contained therein relating to merger transactions in which you will receive securities of another entity.	☐ FOR	☐ AGAINST	☐ ABSTAIN]

The undersigned acknowledges that each of the proposals is more particularly described in the joint proxy statement/prospectus accompanying this consent, dated                     , 2004, receipt of which is hereby acknowledged

Dated ,

Signature

Signature

Please sign exactly as your name appears on the envelope in which this material is delivered. When units are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO CONSENT, SIMPLY MARK, SIGN AND DATE THIS CONSENT CARD AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE